EXHIBIT 1.1
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                         The Estee Lauder Companies Inc.

                              5.550% Notes Due 2017

                              6.000% Notes Due 2037

                             Underwriting Agreement

                                                              New York, New York
                                                                  April 26, 2007


To the Representatives named in
    Schedule I hereto of the several
    Underwriters named in
    Schedule II hereto

Ladies and Gentlemen:

                The Estee Lauder Companies Inc., a corporation organized under the laws of Delaware (the "Company"), proposes to sell to the several underwriters named in Schedule II hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, $300,000,000 principal amount of its 5.550% Notes due 2017 (the "2017 Notes") and $300,000,000 principal amount of its 6.000% Notes due 2037 (the "2037 Notes" and together with the 2017 Notes, the "Securities") identified in Schedule II hereto, to be issued under an indenture dated as of November 5, 1999 (the "Indenture"), between the Company and U.S. Bank Trust National Association, as successor in interest to State Street Bank and Trust Company, N.A., as trustee (the "Trustee"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

                1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this
Section 1.

                (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of



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        the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Time of Sale, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Time of Sale, and to the extent not completed at the Time of Sale, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Time of Sale, will be included or made therein. The Registration Statement, at the Time of Sale, meets the requirements set forth in Rule 415(a)(1)(x).

                (b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Time of Sale, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, -------- however, that the Company makes no representations or warranties as to ------- (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

                (c) (i) The Disclosure Package and (ii) each electronic road show, if any, when taken together as a whole with the Disclosure Package, at the Time of Sale does not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written


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        information furnished to the Company by any Underwriter through the
        Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

                (d)     (i) At the time of filing the Registration Statement,
        (ii) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Time of Sale (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a "well-known seasoned issuer" as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

                (e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Time of Sale (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

                (f) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

                (g) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Registration Statement, Disclosure Package and the Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, Disclosure Package and the Final Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, there has not been any change in the capital stock (other than pursuant to employee and non-employee director stock option plans and employment agreements in each case existing on the date of this Agreement) or


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        long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, in each case, otherwise than as set forth or contemplated in the Registration Statement, Disclosure Package and the Final Prospectus.

                (h) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, Disclosure Package and the Final Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or such as do not and would not, individually or in the aggregate, have a material adverse effect on the business, prospects, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"); and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries or such as do not and would not, individually or in the aggregate, have a Material Adverse Effect.

                (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, Disclosure Package and in the Final Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where failure to be so qualified would not have a Material Adverse Effect; and each subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation, limited liability company or other legal entity in good standing under the laws of its jurisdiction of incorporation, except where failure to be in such good standing would not have a Material Adverse Effect.

                (j) The Company has an authorized capitalization as set forth in the Registration Statement, Disclosure Package and in the Final Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock, membership interests or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and as disclosed in the Registration Statement, Disclosure Package and in the Final Prospectus) are owned directly or indirectly by the Company (except for minority interests in those subsidiaries of the Company set forth on Schedule III attached hereto), free and clear of all liens, encumbrances, equities or claims.





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                (k)     The compliance by the Company with all of the provisions
        of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for foreign and state securities and Blue Sky laws, and except for breaches, violations or defaults (other than any relating to the Certificate of Incorporation or By-laws of the Company) that would not, individually or in the aggregate, have a Material Adverse Effect or in the aggregate impair the Company's ability to consummate the transactions herein contemplated;
        and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement except the registration under the Act of the Securities, any required filings under the Exchange Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

                (l) Neither the Company nor any of the subsidiaries listed on Annex A hereto, which are the only significant subsidiaries of the Company as defined by Rule 1-02 of regulation S-X (each, a "Principal Subsidiary" and collectively, the "Principal Subsidiaries") is in violation of its Certificate of Incorporation or By-laws and neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default would have a Material Adverse Effect.

                (m) The statements set forth in the Registration Statement, Disclosure Package and Final Prospectus under the caption "Description of the Securities," insofar as they purport to constitute a summary of the terms of the Securities, and under the caption "Certain U.S. Federal Income Tax Considerations" set forth insofar as they purport to summarize the provisions of the laws and documents and transactions referred to therein are accurate and correct in all material respects.

                (n) Other than as set forth in the Registration Statement, Disclosure Package and the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.



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                (o)     There are no contracts or documents of a character
        required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed.

                (p) Each of the Company and its subsidiaries owns or has rights to adequate foreign and domestic patents, patent licenses, trademarks, service marks, trade names, inventions, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the "Intellectual Property") necessary to carry on their respective businesses as of the date hereof, and neither the Company nor any of its subsidiaries is aware that it would interfere with, infringe upon or otherwise come into conflict with any Intellectual Property rights of third parties as a result of the operation of the business of the Company or any subsidiary as of the date hereof that, individually or in the aggregate, if subject to an unfavorable decision, ruling or finding would have a Material Adverse Effect.

                (q) Except as disclosed in the Registration Statement, the Disclosure Package and in the Final Prospectus, there are no holders of securities (debt or equity) of the Company or any of its subsidiaries, or holders of rights (including, without limitation, preemptive rights), warrants or options to obtain securities of the Company or any of its subsidiaries, who have the right to request the Company or any of its subsidiaries to include securities held by them under the Registration Statement.

                (r) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                (s) KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

                (t) The Company and its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (E) material information relating to the Company and its consolidated subsidiaries is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls;
        (F) any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Company's ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company's independent auditors and the audit committee of the Company's board of directors; and (G) the


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        Company and its consolidated subsidiaries' internal controls over financial reporting are effective and the Company and its consolidated subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

                (u) The Company and its consolidated subsidiaries employ "disclosure controls and procedures" (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms, and is accumulated and communicated to the Company's management, including its principal executive officer and principal financial officer, appropriate to allow timely decisions regarding disclosure and such disclosure controls and procedures are effective.

                (v) This Agreement has been duly authorized, executed and delivered by the Company.

                (w) The Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding obligation enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, including, without limitation, concepts or materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

                (x) There is and has been no material failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act"), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

                Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

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                2.      Purchase and Sale. Subject to the terms and conditions
and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter's name in Schedule II hereto.

                3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than two Business Days in advance of the Closing Date.

        The Company agrees to have the Securities available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 PM on the Business Day prior to the Closing Date.

                4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

                5. Agreements. The Company agrees with the several Underwriters that:

                (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the


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        qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

                (b) To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule V hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

                (c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented;
        (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

                (d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule
        172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this
        Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance,
        (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

                (e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.



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                (f)     The Company will furnish to the Representatives and
        counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                (g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

                (h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule IV hereto and any electronic road show, if used. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company (x) agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and confirms (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

                (i) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

                (j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                (k) The Company agrees to pay any fees of Moody's Investors Service, Inc. and Standard & Poor's Ratings Group, relating to the ratings of the Securities.

                (l) The Underwriters agree to pay: (i) the fees and disbursements of their counsel, (ii) the expenses of printing of the documents related to the offering of the Securities, (iii) the fees and disbursements of KPMG LLP, in connection with the preparation of its letter required by Section 6(f) of this Agreement, (iv) the reasonable fees and disbursements of outside counsel for the Company related to the offering of the Securities, and (v) the reasonable fees and disbursements of the Trustee relating to the offering of the Securities that are payable on the Closing Date.

                6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Time of Sale and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                (a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                (b)     The Company shall have furnished to the Representatives:

                        (i) an opinion of Weil, Gotshal & Manges LLP, counsel to the Company, dated the Closing Date and addressed to the Representatives, in form and substance set forth on Exhibit A hereto; and

                        (ii) a letter of Weil, Gotshal & Manges LLP dated the Closing Date in form and substance set forth on Exhibit B hereto.

                (c) The Representatives shall have received from Fried, Frank, Harris, Shriver & Jacobsen LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show, if any, used in connection with the offering of the Securities, and this Agreement and that:

                        (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                        (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                        (iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

                (e) At or prior to the Closing Date, the Company shall have executed and delivered to the Underwriters an officer's certificate pursuant to Section 3.01 of the Indenture, in form and substance reasonably satisfactory to the Underwriters, and the Indenture and such officer's certificate shall be in full force and effect.

                (f) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Time of Sale and at the Closing Date, letters, (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Time of Sale and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the six-month period ended December 31, 2006, and as at December 31, 2006, in accordance with Statement on Auditing Standards No. 100, and stating in effect that:

                        (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus and reported on by them comply as to form with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

                        (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the six-month period ended December 31, 2006 and as of December 31, 2006 incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit committees of the Company and the subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to June 30, 2006, nothing came to their attention which caused them to believe that:

                                (1)     any unaudited financial statements
                        included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus do not comply as to form with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus;

                                (2)     as of a specified date not more than
                        five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the balance sheet included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case compared with amounts shown in the December 31, 2006 balance sheet included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus except in each case for changes, increases or decreases which the Registration Statement, the Preliminary Prospectus and the Final Prospectus discloses have occurred or may occur or which are described in such letter;

                                (3)     for the period from the date of the
                        latest financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus to the specified date referred to above there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Registration Statement, the Preliminary Prospectus and the Final Prospectus discloses have occurred or may occur or which are described in such letter; and

                                (4) the information included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data),
                        Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K;

                        (iii) In addition to the audit referred to in their report incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (ii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Registration Statement, the Preliminary Prospectus and the Final Prospectus (excluding documents incorporated by reference) or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Preliminary Prospectus and the Final Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

        References to the Final Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

                (g) Subsequent to the Time of Sale or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

                (h) Subsequent to the Time of Sale, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                The documents required to be delivered by this Section 6 shall be delivered at the office of Weil, Gotshal & Manges LLP, counsel for the Company, at 767 Fifth Avenue, New York, NY 10153, on the Closing Date.

                7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives, on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

                (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                (d)     In the event that the indemnity provided in paragraph
        (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company's Common Stock shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any of the Disclosure Package, the Final Prospectus (exclusive of any amendment or supplement thereto), or this Agreement.

                11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax no.: (212) 834-6081); Attention: High Grade Syndicate Desk; or, if sent to the Company, will be mailed, delivered or telefaxed to it at 7 Corporate Center Drive, Melville, New York 11747-3166 (fax no.: (631) 847-6215); Attention of Treasurer, with a copy to it at 767 Fifth Avenue, New York, New York 10153 (fax no.: (212) 572-3989); Attention of the General Counsel.

                13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

                14.     No fiduciary duty. The Company hereby acknowledges that
(a) the purchase and sale of the Securities pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other,
(b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company's engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

                15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

                16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

                "Act" shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

                "Base Prospectus" shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Time of Sale.

                "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                "Commission" shall mean the Securities and Exchange Commission.

                "Disclosure Package" shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Time of Sale,
        (iii) the Issuer Free Writing Prospectuses, if any, identified in
        Schedule IV hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

                "Effective Date" shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

                "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                "Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Time of Sale together with the Base Prospectus.

                "Free Writing Prospectus" shall mean a free writing prospectus, as defined in Rule 405.

                "Issuer Free Writing Prospectus" shall mean an issuer free writing prospectus, as defined in Rule 433.

                "Preliminary Prospectus" shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

                "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

                "Rule 158", "Rule 163", "Rule 164", "Rule 172", "Rule 405",
        "Rule 415", "Rule 424", "Rule 430B" and "Rule 433" refer to such rules under the Act.

                "Time of Sale" shall mean 4:12 p.m April 26, 2007, that being the time at or immediately prior to the time when sales of the Securities were first made.

                "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

                "Well-Known Seasoned Issuer" shall mean a well-known seasoned issuer, as defined in Rule 405.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                         Very truly yours,


                                         THE ESTEE LAUDER COMPANIES
                                            INC.


                                         By: /s/ Terence R. Stack
                                            ---------------------------------
                                            Name:   Terence R. Stack
                                            Title:  Vice President/Treasurer


The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.



By: Citigroup Global Markets Inc.



By:  /s/ Brian D. Bednarski
    ---------------------------------
    Name:   Brian D. Bednarski
    Title:  Director


By: J.P. Morgan Securities Inc.



By:  /s/ Stephen L. Sheiner
    ---------------------------------
    Name:   Stephen L. Sheiner
    Title:  Vice President


For themselves and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

                                  SCHEDULE I(a)

                                   SECURITIES
                          5.550% SENIOR NOTES DUE 2017


Underwriting Agreement dated April 26, 2007

Registration Statement No.:  333-142342

Representatives:   Citigroup Global Markets Inc.
                   J.P. Morgan Securities Inc.

Title of Securities:  5.550% Senior Notes due 2017

Principal Amount:  $300,000,000

Interest Rate:  5.550%

Purchase Price:  99.195%

Offering Price:  99.845%

Interest Payment Dates:  May 15 and November 15, commencing November 15, 2007

Subordination Provisions:  None

Optional Redemption:  Make Whole at Treasury + 15 bp

Sinking Fund Provisions:  None

Closing Date and Time:  May 1, 2007, 10 a.m., ET

Method of Payment of Securities:  wire transfer of funds

Other provisions:   Closing Date, Time and Location:  May 1, 2007 at
                    10:00 a.m. at
                    Weil, Gotshal & Manges LLP
                    767 Fifth Avenue
                    New York, NY 10153

                    Type of Offering:  Non-delayed

                    Date referred to in Section 5(i) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representative(s): until the Business Day following the Closing Date

                                  SCHEDULE I(b)

                                   SECURITIES
                          6.000% SENIOR NOTES DUE 2037


Underwriting Agreement dated April 26, 2007

Registration Statement No.:  333-142342

Representatives:   Citigroup Global Markets Inc.
                   J.P. Morgan Securities Inc.

Title of Securities:  6.000% Senior Notes due 2037

Principal Amount:  $300,000,000

Interest Rate:  6.000%

Purchase Price:  97.847%

Offering Price:  98.722%

Interest Payment Dates:  May 15 and November 15, commencing November 15, 2007

Subordination Provisions:  None

Optional Redemption:  Make Whole at Treasury + 20 bp

Sinking Fund Provisions:  None

Closing Date and Time:  May 1, 2007, 10 a.m., ET

Method of Payment of Securities:  wire transfer of funds

Other provisions:   Closing Date, Time and Location:  May 1, 2007 at
                    10:00 a.m. at
                    Weil, Gotshal & Manges LLP
                    767 Fifth Avenue
                    New York, NY 10153

                    Type of Offering:  Non-delayed

                    Date referred to in Section 5(i) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representative(s): until the Business Day following the Closing Date

                                   SCHEDULE II


                                           Principal Amount     Principal Amount
                                           of 2017 Notes to     of 2037 Notes to
Underwriters                                 be Purchased         be Purchased
------------                               ----------------     ----------------
Citigroup Global Markets Inc. ...........  $    99,000,000      $    99,000,000
J.P. Morgan Securities Inc. .............       99,000,000           99,000,000
BNP Paribas Securities Corp. ............       30,000,000           30,000,000
Goldman, Sachs & Co. ....................       18,000,000           18,000,000
HSBC Securities (USA) Inc. ..............       18,000,000           18,000,000
Lazard Capital Markets LLC ..............       18,000,000           18,000,000
Greenwich Capital Markets, Inc. .........       18,000,000           18,000,000
                                           ---------------     ----------------
        Total............................  $   300,000,000      $   300,000,000

                                  SCHEDULE III

                  CERTAIN SUBSIDIARIES WITH MINORITY INTERESTS
                 NOT HELD DIRECTLY OR INDIRECTLY BY THE COMPANY


                                                                       ELC
                                                                       ---
SUBSIDIARY                                                          OWNERSHIP
----------                                                          ---------

ELCA Cosmetics Limited and its wholly-owned                            51%
subsidiaries: Estee Lauder Hellas S.A., Estee
Lauder Bulgaria EOOD and Estee Lauder Romania s.r.l.

Aveda Services K.K.                                                    30%

Socosmet-Sociedade de Cosmetica, LDA                                   83%

Gloss.com LLC                                                          92%

Lipstick Queen, LLC                                                    70%

                                   SCHEDULE IV


Schedule of Free Writing Prospectuses included in the Disclosure Package

Information contained on Schedule V

Free Writing Prospectus filed pursuant to Rule 433, Registration No. 333-142342, April 26, 2007.

                                   SCHEDULE V



                                FINAL TERM SHEETS

                              5.550% NOTES DUE 2017

ISSUER:                                 The Estee Lauder Companies Inc.

SECURITY:                               5.550% Notes due 2017

SIZE:                                   $300,000,000

MATURITY DATE:                          May 15, 2017

COUPON:                                 5.550%

INTEREST PAYMENT DATES:                 May 15 and November 15, commencing
                                        November 15, 2007

PRICE TO PUBLIC:                        99.845%

BENCHMARK TREASURY:                     4.625% due February 15, 2017

BENCHMARK TREASURY YIELD:               4.690%

SPREAD TO BENCHMARK TREASURY:           + 88 bp

YIELD:                                  5.570%

MAKE-WHOLE CALL:                        T + 15 bp

EXPECTED SETTLEMENT DATE:               May 1, 2007

CUSIP:                                  29736RAB6

ANTICIPATED RATINGS:                    A2 by Moody's Investors Service, Inc.
                                        A by Standard & Poor's Ratings Services

JOINT BOOK-RUNNING MANAGERS:            Citigroup Global Markets Inc.
                                        J.P. Morgan Securities Inc.

                              6.000% NOTES DUE 2037

ISSUER:                                 The Estee Lauder Companies Inc.

SECURITY:                               6.000% Notes due 2037

SIZE:                                   $300,000,000

MATURITY DATE:                          May 15, 2037

COUPON:                                 6.000%

INTEREST PAYMENT DATES:                 May 15 and November 15, commencing
                                        November 15, 2007

PRICE TO PUBLIC:                        98.722%

BENCHMARK TREASURY:                     4.500% due February 15, 2036

BENCHMARK TREASURY YIELD:               4.893%

SPREAD TO BENCHMARK TREASURY:           + 120 bp

YIELD:                                  6.093%

MAKE-WHOLE CALL:                        T + 20 bp

EXPECTED SETTLEMENT DATE:               May 1, 2007

CUSIP:                                  29736RAC4

ANTICIPATED RATINGS:                    A2 by Moody's Investors Service, Inc.
                                        A by Standard & Poor's Ratings Services

JOINT BOOK-RUNNING MANAGERS:            Citigroup Global Markets Inc.
                                        J.P. Morgan Securities Inc.

                                                 PRO FORMA AS ADJUSTED (1)
                                           -----------------------------------
                                            SIX MONTHS ENDED      YEAR ENDED
                                           DECEMBER 31, 2006     JUNE 30, 2006
                                           -----------------     -------------


Ratio of Earnings to Fixed Charges......          7.04               5.51

(1) Adjusted for $300 million of notes outstanding at a cost of 5.550% per annum and $300 million of notes outstanding at a cost of 6.000% per annum for the applicable period.

                                     ANNEX A

                            SIGNIFICANT SUBSIDIARIES


                           Aramis Inc.
                           Clinique Laboratories, LLC
                           ELCA Cosmeticos LDA
                           Estee Lauder Cosmetics Limited
                           Estee Lauder Europe, Inc.
                           Estee Lauder Inc.
                           Estee Lauder International, Inc.
                           Estee Lauder Nova Scotia, Co.